Exhibit 99.1

NEWS	FOR IMMEDIATE RELEASE
#14-06	June 22, 2006

GREEN MOUNTAIN POWER CORPORATION TO BE ACQUIRED

BY NORTHERN NEW ENGLAND ENERGY CORPORATION,

A SUBSIDIARY OF GAZ MÉTRO LIMITED PARTNERSHIP

COLCHESTER, VT…. Green Mountain Power Corporation (“Green Mountain Power” or the “Company”) (NYSE-GMP) announced today that Green Mountain Power and Vermont-based Northern New England Energy Corporation (“NNEEC”) have entered into a definitive agreement whereby NNEEC will acquire Green Mountain Power. Shareholders of Green Mountain Power will receive $35.00 per share in cash or approximately $187 million in the aggregate.

NNEEC is a Vermont corporation and a wholly-owned subsidiary of Gaz Métro Limited Partnership (TSX-GZM.UN), a leading Québec energy company with a long history of investment in Vermont. NNEEC has been the parent company of Vermont Gas Systems since 1986.

The transaction has been approved by Green Mountain Power’s Board of Directors and will require the approval of Green Mountain Power’s shareholders. The transaction is conditioned on, among other regulatory approvals and notices, the approval of the Vermont Public Service Board and the Federal Energy Regulatory Commission, and notice under the Hart-Scott-Rodino Act. It is anticipated that the regulatory proceedings should be completed within approximately 12 months. Upon approval of state and federal regulators, Green Mountain Power will join Vermont Gas Systems and Portland Natural Gas Transmission Systems as one of NNEEC’s New England-based energy subsidiaries.

Green Mountain Power will continue to be managed by its current leadership team and the Company will continue to operate out of its existing offices in Vermont. Employees will be retained and the current labor contract with IBEW Local 300 will continue in place. The Company will remain under the jurisdiction of state and federal regulators.

“This transaction will provide significant benefits to our customers by making Green Mountain Power a much stronger company at a critical time in our history and in Vermont’s energy future,” said Chris Dutton, president and CEO of Green Mountain Power.

“As we prepare to make important decisions about Vermont’s energy future relating to the expiration of our existing long term power contracts, the financial strength and market depth of Gaz Métro will significantly enhance our ability to obtain the best value for our customers. In addition, the transaction is expected to yield new investments in Vermont in the areas of energy efficiency, distributed generation, and potential district heating opportunities,” said Mr. Dutton.

Gaz Métro is a major distributor of natural gas in Quebec and the northeastern United States. In addition, the company is a partner with Boralex in a large wind power project in Quebec and operates businesses providing district heating and urban water rehabilitation services in Quebec and Ontario. As of the end of 2005, Gaz Métro had assets of more than $2.5 billion (Canadian). There are 113 Vermont-based employees of Vermont Gas Systems, a subsidiary of Gaz Métro. Gaz Métro currently has a strong credit rating that, in recent years, has been higher than Green Mountain Power’s current BBB rating.

Green Mountain Power Corporation 163 Acorn Lane Colchester Vermont 05446-6611 P(802)864-5731 F(802)655-8419 www.greenmountainpower.biz

“We view this new partnership as an excellent match for Green Mountain Power’s corporate values. Both companies have strong track records of reinvesting earnings in Vermont, environmental and social responsibility, expanding energy efficiency, and transparent and collaborative relationships with regulators and policy makers,” added Mr. Dutton.

“Gaz Métro is pleased to be expanding its operations in Vermont through NNEEC’s acquisition of Green Mountain Power,” said Robert Tessier, president and CEO of Gaz Métro. “We are committed to increasing our investment in Vermont and providing superior energy services to Vermonters. We have demonstrated that commitment through our 20-year stewardship at Vermont Gas Systems. With this acquisition of Green Mountain Power, we will continue our practice of reinvesting earnings in the state and our philosophy of local control through local management. We are long-term investors and strongly believe that, over time, investing in and growing our companies is in the best interest of our customers, owners, employees and the communities we serve. Green Mountain Power, like Vermont Gas, fits our profile perfectly.”

“As we analyzed this opportunity, Green Mountain Power’s Board of Directors became convinced that this partnership will bring positive benefits to our shareholders, customers and to the entire state of Vermont,” said Nordahl Brue, chairman of Green Mountain Power’s Board of Directors. “I believe Gaz Métro understands energy issues, it understands finance, and most importantly, its long track record with Vermont Gas demonstrates that it understands Vermont.”

“We believe our association with Green Mountain Power will further strengthen our companies,” said William Gilbert, of South Burlington, president of NNEEC. “Green Mountain Power is a highly efficient company with excellent customer service and a strong commitment to corporate citizenship. NNEEC has a solid record of investment in Vermont, having invested in excess of $100 million in earnings over the past 20 years, and we expect to continue to invest in Vermont through Green Mountain Power.”

Banc of America Securities LLC acted as exclusive financial advisor to Green Mountain Power and rendered a fairness opinion to the Board of Directors of Green Mountain Power in connection with the transaction.

The acquisition by NNEEC is one of many corporate changes during Green Mountain Power’s long history. Green Mountain Power traces its roots to the Vergennes Traction Company in 1893. Over the years it has had different owners, including for a time being wholly-owned by New England Electric System until 1951.

Press Conference

A press conference will be held today at 10:30 a.m. at Green Mountain Power headquarters, 163 Acorn Lane, Colchester, Vermont. Access to the conference will be available by webcast at www.greenmountainpower.biz.

For further information, please contact Mark Ray, Green Mountain Power Corporation, 802-655-8418.

Forward-looking Statements

This news release contains forward looking statements about Green Mountain Power. Statements that are not historical or current facts, including statements about beliefs and expectations are forward looking statements. These statements often include the words “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook,” or similar expressions. These forward-looking statements cover, among other things, anticipated future plans and prospects of Green Mountain Power. Forward-looking statements speak only as of the date they are made, and Green Mountain Power undertakes no obligation to update them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties, and many factors could cause actual results to differ materially from those anticipated, including those described in the Annual Report on Form 10-K for the year ended December 31, 2005, of Green Mountain Power, which you should read carefully, as well as the Company’s other filings with the Securities and Exchange Commission (the “SEC”). The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) the businesses of Green Mountain Power and NNEEC’s subsidiary Northstars Merger Subsidiary Corporation may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; (2) governmental approvals of the merger may not be obtained, or adverse regulatory conditions may be imposed in connection with governmental approvals of the merger; and (3) the shareholders of Green Mountain Power may fail to approve the merger.

Additional Information about the Merger and Where to Find It

This communication is being made in respect of the proposed merger transaction involving Green Mountain Power, Northstars Merger Subsidiary Corporation and NNEEC. In connection with the transaction, Green Mountain Power will file a proxy statement with the SEC. Shareholders are urged to read the proxy statement when it becomes available because it will contain important information about the proposed transaction.

The final proxy statement will be mailed to Green Mountain Power shareholders of record at the record date for the special meeting of the shareholders to be held to approve the proposed transaction. In addition, the preliminary and final proxy statements and other relevant documents will be available free of charge at the SEC’s Internet website, www.sec.gov. When available, the preliminary and final proxy statement and other relevant documents also may be obtained for free at the Green Mountain Power website, www.greenmountainpower.biz, or by contacting Mark Ray, Green Mountain Power Corporation, 802-655-8418.

Green Mountain Power and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed transactions. Green Mountain Power’s shareholders may obtain information regarding the identity of each participant and a description of each participant’s direct or indirect interest in the solicitation from Green Mountain Power’s proxy statements and annual reports on Form 10-K previously filed with the SEC and Green Mountain Power’s proxy statement relating to the proposed transaction, when it becomes available.

The information on our website is not, and shall not be deemed to be, a part of this report or incorporated into other filings we make with the SEC.